Phone +41 44 444 35 55 www.bdo.ch zurich@bdo.ch	BDO Ltd Schiffbaustrasse 2 8031 Zurich

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2024, relating to the consolidated financial statements of SEALSQ Corp which is contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, Switzerland, 15 April 2024

BDO Ltd

Philipp Kegele	ppa. Thomas de Ferrars